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                                                                       Exhibit 5

                               [Letterhead of]

                           CRAVATH, SWAINE & MOORE



                                                                          , 1997


                          Essex International Inc.
                          ------------------------
                Public Offering of up to 8,625,000 shares of
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                   Common Stock, Par Value $.01 Per Share,
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                     Registration Statement on Form S-1
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Ladies and Gentlemen:

          We have acted as counsel for Essex International Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (File No. 333-22043) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration under the Act of up to 8,625,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company, including the Shares issuable upon exercise of the overallotment options. The Shares are to be sold pursuant to a U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") to be entered into among the Company, certain selling stockholders listed therein (the "Selling Stockholders"), and Goldman, Sachs & Co., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc., as representatives of the several U.S. Underwriters named therein (collectively, the "U.S. Underwriter") and an International Underwriting Agreement (the "International Underwriting Agreement") to be entered into among the Company, the Selling Stockholders, and Goldman Sachs International, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe), as representatives of the several International Underwriters named therein (the "International Underwriters").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instru-


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ments as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, we are of opinion that the Shares have been duly and validly authorized, and when issued and delivered to and paid for by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Validity of Common Stock".



                                           Very truly yours,



                                           Cravath, Swaine & Moore



Essex International Inc.
   1601 Wall Street
      Fort Wayne, IN 46802